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Exhibit 99.1

CONTACT:	Marty McKenna (312) 928-1901	FOR IMMEDIATE RELEASE APRIL 30, 2003

EQUITY RESIDENTIAL REPORTS FIRST QUARTER RESULTS
Douglas Crocker II Resigns from Board of Trustees

        CHICAGO, IL —APRIL 30, 2003—Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2003. All per share results are reported on a fully diluted basis. The Company also announced that Douglas Crocker II, its former CEO, has resigned from its Board of Trustees and will not stand for re-election at the annual meeting of shareholders on May 30, 2003.

        "After retiring as CEO, I have been presented with many business opportunities, some of which I would like to consider. Therefore, to avoid any real or perceived conflicts, I am resigning from the Board of Trustees. Although I am officially ending my business ties, I will never end my personal and emotional ties to Equity Residential," said Mr. Crocker.

        "We are very appreciative of Doug's leadership over the last ten years and we wish him well in his current and future endeavors," said Samuel Zell, Chairman of Equity Residential.

First Quarter 2003

        "The weak economy continues to take its toll on the multifamily industry," said Bruce W. Duncan, Equity Residential's President and CEO. "While we are encouraged that revenues in each of the first three months of 2003 are running at a higher rate than December 2002 revenues, it is still too early to make predictions regarding the timing of a recovery."

        For the quarter ended March 31, 2003, the Company reported earnings of $0.41 per share compared to $0.28 per share in the first quarter of 2002. The quarterly increase is primarily attributable to higher gains on property sales.

        Funds From Operations (FFO) for the quarter were $168.6 million, or $0.57 per share, compared to $192.1 million, or $0.64 per share, in the first quarter of 2002.

        Total revenues for the quarter were $486.1 million compared to $491.0 million in the same period of 2002.

"Same-Store" Results

        On a "same-store" first quarter 2003 to first quarter 2002 comparison, which includes 191,278 units, revenues decreased 3.5 percent, expenses increased 7.7 percent and net operating income (NOI) decreased 9.6 percent. On a sequential "same-store" comparison, for these same 191,278 units, from fourth quarter 2002 to first quarter 2003, revenues decreased 0.3 percent, expenses increased 2.0 percent and NOI decreased 1.8 percent.

Acquisitions/Dispositions

        During the first quarter of 2003, the Company acquired three properties consisting of 920 units for an aggregate purchase price of $111.5 million at an average capitalization (cap) rate of 7.0 percent. Also during the quarter, Equity Residential sold 17 properties, consisting of 4,000 units, for an aggregate sale price of $195.0 million at an average cap rate of 7.6 percent.

Second Quarter 2003 Earnings

        Equity Residential expects to announce second quarter 2003 results on Wednesday, August 13, 2003 and host a conference call to discuss those results that day at 10:00 am CT.

        Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 1,027 properties in 36 states consisting of 221,249 units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

1

Forward-Looking Statements

        The Company lists parameters for 2003 results in the final page of this release. 2003 results will depend upon a slowdown in multifamily starts and economic recovery and job growth. The forward-looking statements contained in this news release regarding 2003 results are further subject to certain risks and uncertainties including, without limitation, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. This news release also contains forward-looking statements concerning development properties. The total number of units and cost of development and completion dates reflect the Company's best estimates and are subject to uncertainties arising from changing economic conditions (such as costs of labor and construction materials), completion and local government regulation. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

A live web cast of the Company's conference call discussing these results and outlook for 2003 will take place today at 10:00 a.m. Central. Please visit the Investor Information section of the Company's web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Tables follow

2

EQUITY RESIDENTIAL

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2003	2002
REVENUES
Rental income	$480,219	$485,144
Fee and asset management	2,488	1,718
Interest and other income	3,343	4,100

Total revenues	486,050	490,962

EXPENSES
Property and maintenance	132,281	122,578
Real estate taxes and insurance	52,433	49,771
Property management	15,901	19,490
Fee and asset management	1,770	1,862
Depreciation	117,816	110,992
Interest:
Expense incurred, net	80,809	84,331
Amortization of deferred financing costs	1,408	1,385
General and administrative	11,176	10,800
Impairment on technology investments	291	291

Total expenses	413,885	401,500

Income before allocation to Minority Interests, income from investments in unconsolidated entities, net gain on sales of unconsolidated entities and discontinued operations	72,165	89,462
Allocation to Minority Interests:
Operating Partnership	(9,110)	(6,441)
Partially Owned Properties	(115)	(806)
Income from investments in unconsolidated entities	107	226
Net gain on sales of unconsolidated entities	1,212	5,657

Income before discontinued operations	64,259	88,098
Net gain on sales of discontinued operations	70,672	2,816
Discontinued operations, net	416	9,964

Net income	135,347	100,878
Preferred distributions	(24,180)	(24,525)

Net income available to Common Shares	$111,167	$76,353

Net income per share—basic	$0.41	$0.28

Net income per share—diluted	$0.41	$0.28

Weighted average Common Shares outstanding—basic	270,678	271,094

Weighted average Common Shares outstanding—diluted	297,646	297,229

Distributions declared per Common Share outstanding	$0.4325	$0.4325

EQUITY RESIDENTIAL

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2003	2002
Net income available to Common Shares	$111,167	$76,353
Net income allocation to Minority Interests-Operating Partnership	9,110	6,441
Adjustments:
Depreciation	117,816	110,992
Depreciation—Non-real estate additions	(2,275)	(1,977)
Depreciation—Partially Owned Properties	(2,039)	(1,871)
Depreciation—Unconsolidated Properties	5,195	4,490
Net gain on sales of unconsolidated entities	(1,212)	(5,657)
Discontinued Operations:
Depreciation	1,102	5,776
Net gain on sales of depreciable property	(70,229)	(2,477)

FFO available to Common Shares and OP Units—basic (1)(2)	$168,635	$192,070

FFO available to Common Shares and OP Units—diluted	$175,584	$199,556

FFO per share and OP Unit—basic	$0.58	$0.65

FFO per share and OP Unit—diluted	$0.57	$0.64

Weighted average Common Shares and OP Units outstanding—basic	292,949	294,105

Weighted average Common Shares and OP Units outstanding—diluted	308,449	312,365

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. Accordingly, the Company included in FFO its incremental gains or losses from the sale of condominium units to third parties, which represented net gains of $443 and $339 for the quarters ended March 31, 2003 and 2002, respectively.

(2)
The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because, along with cash flows from operating activities, financing activities and investing activities, it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of the Company's performance or to net cash flows from operating activities as determined by GAAP as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs. The Company's calculation of FFO may differ from other real estate companies due to variations among the Company's and other real estate companies' accounting policies for replacement type items and, accordingly, may not be comparable to such other real estate companies.

EQUITY RESIDENTIAL

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Investment in real estate
Land	$1,807,226	$1,803,577
Depreciable property	11,227,980	11,240,245
Construction in progress	2,428	2,441

	13,037,634	13,046,263
Accumulated depreciation	(2,194,190)	(2,112,017)

Investment in real estate, net of accumulated depreciation	10,843,444	10,934,246
Cash and cash equivalents	310,309	29,875
Investments in unconsolidated entities	515,741	509,789
Rents receivable	1,410	2,926
Deposits—restricted	173,121	141,278
Escrow deposits—mortgage	44,688	50,565
Deferred financing costs, net	33,780	32,144
Goodwill, net	30,000	30,000
Other assets	78,277	80,094

Total assets	$12,030,770	$11,810,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$2,901,117	$2,927,614
Notes, net	2,854,319	2,456,085
Line of credit	—	140,000
Accounts payable and accrued expenses	66,234	64,369
Accrued interest payable	64,987	63,151
Rents received in advance and other liabilities	167,641	165,095
Security deposits	45,192	45,333
Distributions payable	141,413	140,844

Total liabilities	6,240,903	6,002,491

Commitments and contingencies
Minority Interests:
Operating Partnership	345,983	349,646
Preference Interests	246,000	246,000
Junior Preference Units	5,846	5,846
Partially Owned Properties	9,395	9,811

Total Minority Interests	607,224	611,303

Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 10,520,784 shares issued and outstanding as of March 31, 2003 and 10,524,034 shares issued and outstanding as of December 31, 2002	946,076	946,157
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 272,488,106 shares issued and outstanding as of March 31, 2003 and 271,095,481 shares issued and outstanding as of December 31, 2002	2,725	2,711
Paid in capital	4,827,623	4,839,218
Deferred compensation	(9,832)	(12,118)
Distributions in excess of accumulated earnings	(541,721)	(535,056)
Accumulated other comprehensive loss	(42,228)	(43,789)

Total shareholders' equity	5,182,643	5,197,123

Total liabilities and shareholders' equity	$12,030,770	$11,810,917

EQUITY RESIDENTIAL

First Quarter 2003 vs. First Quarter 2002
Quarter over Quarter Same-Store Results

$ in Millions—191,278 Same-Store Units

Description	Revenues	Expenses	NOI**
Q1 2003	$448.1	$176.8	$271.3
Q1 2002	$464.3	$164.2	$300.1

Change	$(16.2)	$12.6	$(28.8)

Change	(3.5)%	7.7%	(9.6)%

First Quarter 2003 vs. Fourth Quarter 2002
Sequential Quarter over Quarter Same-Store Results

$ in Millions—191,278 Same-Store Units*

Description	Revenues	Expenses	NOI**
Q1 2003	$448.1	$176.8	$271.3
Q4 2002	$449.6	$173.3	$276.3

Change	$(1.5)	$3.5	$(5.0)

Change	(0.3)%	2.0%	(1.8)%

    *
    Includes the same units as the First Quarter 2003 vs. First Quarter 2002 Same Store results for comparability purposes.

Same-Store Occupancy Statistics

Q1 2003	92.5%	Q1 2003	92.5%
Q1 2002	94.0%	Q4 2002	92.5%

Change	(1.5)%	Change	0.0%

**
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense.

EQUITY RESIDENTIAL

First Quarter 2003 vs. First Quarter 2002
Same-Store Results by Market

			2003 % of Actual NOI	2003 Weighted Average Occupancy %	Increase (Decrease) from Prior Year
	Markets
		Units			Revenues	Expenses	NOI	Occupancy
1	Boston	5,352	6.3%	93.8%	(0.5)%	18.0%	(8.4)%	(2.3)%
2	Atlanta	12,535	5.5%	91.6%	(7.6)%	4.5%	(14.5)%	(2.1)%
3	Phoenix	11,584	5.1%	88.7%	(6.2)%	6.9%	(13.4)%	(2.9)%
4	South Florida	8,869	5.0%	94.2%	(1.4)%	8.5%	(7.3)%	(0.9)%
5	San Francisco Bay Area	5,010	4.9%	94.5%	(9.1)%	4.7%	(14.4)%	(0.9)%
6	Dallas/Ft Worth	9,693	4.1%	92.8%	(7.4)%	2.3%	(14.5)%	(2.4)%
7	Los Angeles	4,073	4.1%	95.2%	2.6%	9.3%	0.1%	(1.0)%
8	Denver	7,523	4.0%	92.3%	(10.7)%	8.4%	(18.0)%	(1.4)%
9	DC Suburban Maryland	5,525	3.5%	94.9%	3.4%	14.8%	(1.7)%	(1.0)%
10	New England (excl Boston)	6,112	3.5%	95.6%	3.9%	13.4%	(2.2)%	(0.7)%
11	San Diego	3,708	3.4%	93.4%	0.9%	6.4%	(1.4)%	(1.8)%
12	Seattle	5,980	3.1%	92.9%	(6.0)%	5.4%	(12.2)%	0.0%
13	Orlando	7,351	3.1%	92.7%	(2.3)%	10.1%	(9.7)%	(0.5)%
14	North Florida	7,181	3.0%	93.6%	2.0%	7.7%	(1.3)%	0.7%
15	Orange Co	3,013	2.8%	94.7%	1.3%	7.5%	(1.0)%	0.0%
16	New York Metro Area	2,306	2.7%	92.8%	(7.5)%	7.4%	(14.1)%	(1.0)%
17	Inland Empire, CA	3,404	2.5%	94.6%	2.0%	9.3%	(1.2)%	(1.2)%
18	Minn/St Paul	4,042	2.3%	90.8%	(6.7)%	5.0%	(13.9)%	(3.4)%
19	Tampa/Ft Myers	5,417	2.0%	92.4%	(1.4)%	9.4%	(9.0)%	(1.1)%
20	Portland	4,304	1.9%	91.1%	(3.7)%	5.1%	(9.5)%	(1.2)%

	Top 20 Markets	122,982	72.8%	92.8%	(3.3)%	8.1%	(9.2)%	(1.4)%
	All Other Markets	68,296	27.2%	91.9%	(4.0)%	6.8%	(10.7)%	(1.7)%

	Total	191,278	100.0%	92.5%	(3.5)%	7.7%	(9.6)%	(1.5)%

EQUITY RESIDENTIAL

First Quarter 2003 vs. Fourth Quarter 2002*
Sequential Same-Store Results by Market

			1Q03 % of Actual NOI	1Q03 Weighted Average Occupancy %	Increase (Decrease) from Prior Quarter
	Markets	Units			Revenues	Expenses	NOI	Occupancy
1	Boston	5,352	6.3%	93.8%	(0.3)%	15.5%	(7.2)%	(0.6)%
2	Atlanta	12,535	5.5%	91.6%	(1.7)%	1.2%	(3.7)%	(0.6)%
3	Phoenix	11,584	5.1%	88.7%	0.7%	(0.2)%	1.3%	0.9%
4	South Florida	8,869	5.0%	94.2%	1.7%	2.2%	1.3%	1.2%
5	San Francisco Bay Area	5,010	4.9%	94.5%	(1.6)%	2.2%	(3.3)%	0.4%
6	Dallas/Ft Worth	9,693	4.1%	92.8%	(1.0)%	0.6%	(2.3)%	0.5%
7	Los Angeles	4,073	4.1%	95.2%	0.1%	(5.7)%	2.6%	(0.3)%
8	Denver	7,523	4.0%	92.3%	(2.9)%	(4.7)%	(1.9)%	0.6%
9	DC Suburban Maryland	5,525	3.5%	94.9%	2.7%	6.5%	0.8%	0.6%
10	New England (excl Boston)	6,112	3.5%	95.6%	0.8%	11.4%	(5.7)%	0.2%
11	San Diego	3,708	3.4%	93.4%	(1.6)%	5.2%	(4.4)%	(2.3)%
12	Seattle	5,980	3.1%	92.9%	(0.2)%	1.8%	(1.4)%	1.1%
13	Orlando	7,351	3.1%	92.7%	0.1%	4.2%	(2.7)%	0.0%
14	North Florida	7,181	3.0%	93.6%	1.1%	1.3%	0.9%	0.9%
15	Orange Co	3,013	2.8%	94.7%	0.0%	(4.6)%	2.0%	(0.4)%
16	New York Metro Area	2,306	2.7%	92.8%	(2.0)%	4.6%	(5.3)%	(1.6)%
17	Inland Empire, CA	3,404	2.5%	94.6%	(2.0)%	(4.8)%	(0.6)%	(1.1)%
18	Minn/St Paul	4,042	2.3%	90.8%	0.7%	(1.8)%	2.6%	0.5%
19	Tampa/Ft Myers	5,417	2.0%	92.4%	0.7%	5.1%	(2.8)%	0.2%
20	Portland	4,304	1.9%	91.1%	(1.2)%	(1.3)%	(1.1)%	0.0%

	Top 20 Markets	122,982	72.8%	92.8%	(0.3)%	2.4%	(1.9)%	0.1%
	All Other Markets	68,296	27.2%	91.9%	(0.4)%	1.3%	(1.6)%	(0.2)%

	Total	191,278	100.0%	92.5%	(0.3)%	2.0%	(1.8)%	0.0%

*
Includes the same units as the First Quarter 2003 vs. First Quarter 2002 Same Store results for comparability purposes.

EQUITY RESIDENTIAL

Portfolio Rollforward 2003

	Properties	Units	$ Millions	Cap Rate
12/31/2002	1,039	223,591
Acquisitions	3	920	$111.5	7.0%
Dispositions	(17)	(4,000)	$195.0	7.6%
Completed Developments	2	738

3/31/2003	1,027	221,249

Portfolio as of March 31, 2003

	Properties	Units
Wholly Owned Properties	906	191,875
Partially Owned Properties (Consolidated)	36	6,931
Unconsolidated Properties	85	22,443

Total Properties	1,027	221,249

EQUITY RESIDENTIAL

Portfolio Summary
As of March 31, 2003

Market	Properties	Units	% of Total Units	% of 2003 NOI Budget
Boston	31	5,864	2.7%	5.7%
New England (excluding Boston)	45	6,112	2.8%	3.6%
DC Suburban Maryland	27	5,833	2.6%	3.4%
DC Northern Virginia	12	4,387	2.0%	3.2%
New York Metro Area	9	2,666	1.2%	2.7%
Richmond	7	1,998	0.9%	0.7%

Atlantic Region	131	26,860	12.1%	19.3%
South Florida	53	11,226	5.1%	5.6%
Orlando	37	7,338	3.3%	2.9%
North Florida	53	8,034	3.6%	2.8%
Tampa/Ft Myers	36	6,653	3.0%	2.2%

Florida Region	179	33,251	15.0%	13.5%
Charlotte	15	4,491	2.0%	1.2%
Raleigh/Durham	16	3,917	1.8%	1.2%
Greensboro	5	1,581	0.7%	0.6%
Greenville	6	1,021	0.5%	0.3%

Carolina Region	42	11,010	5.0%	3.3%
Atlanta	69	15,138	6.8%	5.8%
Birmingham	4	705	0.3%	0.1%

Georgia Region	73	15,843	7.2%	5.9%
Minneapolis/St Paul	19	4,198	1.9%	2.3%
Chicago	8	3,639	1.6%	1.7%
Southeastern Michigan	24	3,867	1.7%	1.6%
Kansas City	9	3,038	1.4%	1.1%
Nashville	13	3,016	1.4%	1.0%
Northern Ohio	26	2,789	1.3%	1.0%
Columbus	31	3,415	1.5%	0.8%
Indianapolis	29	3,056	1.4%	0.8%
Milwaukee	4	1,281	0.6%	0.6%
Southern Ohio	24	1,950	0.9%	0.5%
Tulsa	8	2,036	0.9%	0.4%
Memphis	4	1,528	0.7%	0.4%
Lexington	10	1,458	0.7%	0.4%
St Louis	5	984	0.4%	0.4%
Louisville	9	1,148	0.5%	0.3%

Midwest Region	223	37,403	16.9%	13.2%
Lexford Other	58	5,182	2.3%	1.2%

EQUITY RESIDENTIAL

Portfolio Summary
As of March 31, 2003

Market	Properties	Units	% of Total Units	% of 2003 NOI Budget
Dallas/Ft Worth	37	11,473	5.2%	4.1%
Houston	18	5,525	2.5%	2.6%
San Antonio	12	3,789	1.7%	1.1%
Austin	11	3,011	1.4%	0.8%

Texas Region	78	23,798	10.8%	8.6%
Phoenix	45	12,826	5.8%	4.7%
Las Vegas	7	2,078	0.9%	0.8%
Tucson	6	1,820	0.8%	0.6%
Albuquerque	3	601	0.3%	0.2%

Arizona Region	61	17,325	7.8%	6.2%
Denver	29	8,175	3.7%	3.8%
Salt Lake City	2	416	0.2%	0.1%

Colorado Region	31	8,591	3.9%	4.0%
Los Angeles	24	4,716	2.1%	4.1%
San Diego	13	4,048	1.8%	3.8%
Orange County, CA	8	3,013	1.4%	2.6%
Inland Empire, CA	11	3,504	1.6%	2.5%

Southern Cal Region	56	15,281	6.9%	13.1%
San Francisco Bay Area	23	5,274	2.4%	4.1%
Central Valley CA	10	1,595	0.7%	0.5%

Northern Cal Region	33	6,869	3.1%	4.6%
Seattle	38	8,164	3.7%	3.5%
Portland OR	16	5,679	2.6%	2.4%
Tacoma	7	2,341	1.1%	1.0%

Washington Region	61	16,184	7.3%	7.0%

Total	1,026	217,597	98.3%	100.0%
Ft. Lewis—Military Housing	1	3,652	1.7%	0.0%

Grand Total	1,027	221,249	100.0%	100.0%

EQUITY RESIDENTIAL

Debt Summary as of March 31, 2003

	$ Millions	Weighted Average Rate
Secured	$2,901	6.05%
Unsecured	2,854	6.36%

Total	$5,755	6.20%
Fixed Rate *	$5,122	6.70%
Floating Rate *	633	2.23%

Total *	$5,755	6.20%
Above Totals Include:
Total Tax Exempt	$973	3.63%
Unsecured Revolving Credit Facility	$—	—

*
Net of the effect of any interest rate protection agreements.

Debt Maturity Schedule as of March 31, 2003

Year		$ Millions	% of Total
2003		$294	5.1%
2004		656	11.4%
2005	**	617	10.7%
2006		490	8.5%
2007		300	5.2%
2008		489	8.5%
2009		258	4.5%
2010		199	3.5%
2011		691	12.0%
2012+		1,761	30.6%

Total		$5,755	100.0%

**
Includes $300 million with a final maturity of 2015 that is putable/callable in 2005.

Capitalization as of March 31, 2003

Total Debt		$5,755,435,646
Common Shares & OP Units	294,741,805
Common Share Equivalents	14,944,282

Total Outstanding at quarter-end	309,686,087
Common Share Price at March 31, 2003	$24.07

		7,454,144,114
Perpetual Preferred Shares Liquidation Value		565,000,000
Perpetual Preference Interests Liquidation Value		211,500,000

Total Market Capitalization		$13,986,079,760
Debt/Total Market Capitalization		41.15%

EQUITY RESIDENTIAL

Unsecured Public Debt Covenants

	As Of 03/31/03	As Of 12/31/02
Total Debt to Adjusted
Total Assets (not to exceed 60%)	40.5%	39.7%
Secured Debt to Adjusted
Total Assets (not to exceed 40%)	20.4%	21.0%
Consolidated Income Available
For Debt Service To Maximum Annual Service Charges (must be at least 1.5 to 1)	3.05	3.16
Total Unsecured Assets to
Unsecured Debt (must be at least 150%)	350.7%	380.8%

        These covenants relate to ERP Operating Limited Partnership's outstanding unsecured public debt. Equity Residential is the general partner of ERP Operating Limited Partnership. The terms are defined in the indentures.

EQUITY RESIDENTIAL

Weighted Average Amounts Outstanding

	1Q03	1Q02
Weighted Average Amounts Outstanding for Net Income purposes:
Common Shares—basic	270,677,523	271,093,747
Shares issuable from assumed conversion/vesting of:
—OP Units	22,271,774	23,011,731
—convertible preferred shares/units	3,138,681	—
—share options/restricted shares	1,558,400	3,123,202

Total Common Shares and OP Units—diluted	297,646,378	297,228,680
Weighted Average Amounts Outstanding for FFO purposes:
OP Units—basic	22,271,774	23,011,731
Common Shares—basic	270,677,523	271,093,747

Total Common Shares and OP Units—basic	292,949,297	294,105,478
Shares issuable from assumed conversion/vesting of:
—convertible preferred shares/units	13,941,606	15,136,569
—share options/restricted shares	1,558,400	3,123,202

Total Common Shares and OP Units—diluted	308,449,303	312,365,249
Period Ending Amounts Outstanding:
OP Units	22,253,699	22,720,891
Common Shares	272,488,106	273,836,367

Total Common Shares and OP Units	294,741,805	296,557,258

EQUITY RESIDENTIAL

Unconsolidated Entities as of March 31, 2003
(Amounts in thousands except for project and unit amounts)

	Institutional Joint Ventures	Stabilized Development Projects(1)	Projects Under Development		Lexford / Other	Totals
Total projects	45	12	17		22	96	(2)

Total units	10,846	3,805	4,659		2,704	22,014	(2)

Company's percentage ownership of outstanding debt	25.0%	100.0%	100.0%		11.1%
Company's share of outstanding debt(4)	$121,200	$295,103	$505,587	(3)	$5,386	$927,276

Operating information for the three months ended 03/31/03 (at 100%):
Revenue	$22,605	$11,448	N/A		$3,960	$38,013
Operating expenses	9,960	4,493	N/A		1,865	16,318

Net operating income	12,645	6,955	N/A		2,095	21,695
Interest expense	9,361	3,777	N/A		1,006	14,144
Depreciation/amortization	4,933	4,216	N/A		863	10,012
Other	137	60	N/A		—	197

Net income/(loss)	$(1,786)	$(1,098)	N/A		$226	$(2,658)

EQR's Funds from Operations (FFO)	$748	$2,854	$4,432	(5)	$215	$8,249

(1)
The Company determines a project to be stabilized once it has maintained an average physical occupancy of 90% or more for a three-month period.

(2)
Includes twelve projects under development containing 3,223 units, which are not included in the Company's property/unit counts at March 31, 2003. Totals exclude Fort Lewis Military Housing consisting of one property and 3,652 units, which is not accounted for under the equity method of accounting. The Fort Lewis Military Housing is included in the Company's property/unit counts at March 31, 2003.

(3)
A total of $763.5 million is available for funding under this construction debt, of which $505.6 million was funded and outstanding at March 31, 2003.

(4)
As of April 30, 2003, the Company has funded $51.0 million as additional collateral on selected debt. All remaining debt is non-recourse to the Company.

(5)
Represents capitalized interest on the Company's invested capital.

EQUITY RESIDENTIAL

Development Projects as of March 31, 2003
(Amounts in millions except for project and unit amounts)

	Location	No. of Units	Estimated Development Cost	EQR Funded as of 03/31/2003	Estimated EQR Future Funding Obligation	Total EQR Funding Obligation(1)	Estimated Completion Date
Unconsolidated Projects
1210 Massachusetts Ave.	Washington, DC	142	$36.3	$9.1		$9.1	2Q 2004
13th & N Street	Washington, DC	170	35.4	12.4		12.4	3Q 2003
Ball Park Lofts	Denver, CO	355	56.4	14.1		14.1	2Q 2003
Bella Terra (Village Green at Harbour Pointe)	Mukilteo, WA	235	32.7	8.2		8.2	Completed
Bella Vista I&II (Warner Ridge I&II)	Woodland Hills, CA	315	80.9	18.8	$4.7	23.5	1Q 2004
Carrollton	Carrollton, TX	284	21.9	5.5		5.5	3Q 2003
City Place (Westport)	Kansas City, MO	288	34.7	8.7		8.7	Completed
Concord Center	Concord, CA	259	52.3	13.1		13.1	4Q 2003
Highlands of Lombard	Lombard, IL	403	67.1	16.8		16.8	3Q 2003
Hudson Pointe	Jersey City, NJ	181	45.5	11.7		11.7	2Q 2003
Maples at Little River	Haverhill, MA	174	28.0	7.0		7.0	3Q 2003
Marina Bay I	Quincy, MA	136	24.8	6.6		6.6	Completed
Marina Bay II	Quincy, MA	108	22.8	5.7		5.7	4Q 2003
North Pier at Harborside	Jersey City, NJ	297	94.2	23.5		23.5	3Q 2003
Olympus (Legacy Towers)	Seattle, WA	327	90.0	22.1	0.3	22.4	Completed
Watermarke	Irvine, CA	535	120.6	35.2		35.2	1Q 2004
Water Terrace I (Regatta I)	Marina Del Rey, CA	450	235.3	72.5		72.5	Completed

Total Projects	17	4,659	$1,078.9	$291.0	$5.0	$296.0

(1)
EQR's Funding Obligation is generally between 25% and 35% of the estimated development cost for the unconsolidated projects.

EQUITY RESIDENTIAL

Maintenance Expenses and Capitalized Improvements to Real Estate
For the Three Months Ended March 31, 2003
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate						Total Expenditures
	Total Units (1)	Expense (2)	Avg. Per Unit	Payroll (3)	Avg. Per Unit	Total	Avg. Per Unit	Replacements (4)	Avg. Per Unit	Building Improvements (5)	Avg. Per Unit	Total	Avg. Per Unit	Grand Total	Avg. Per Unit
Established Properties(6)	181,447	$24,377	$134	$21,935	$121	$46,312	$255	$12,693	$70	$15,276	$84	$27,969	$154	$74,281	$409
New Acquisition Properties(7)	9,443	1,226	138	901	101	2,127	239	432	48	1,567	176	1,999	224	4,126	463
Other(8)	7,916	2,462		2,004		4,466		1,466		2,168		3,634		8,100

Total	198,806	$28,065		$24,840		$52,905		$14,591		$19,011		$33,602		$86,507

(1)
Total units exclude 22,443 unconsolidated units.
(2)
Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.
(3)
Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.
(4)
Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.
(5)
Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.
(6)
Wholly Owned Properties acquired prior to January 1, 2001.
(7)
Wholly Owned Properties acquired during 2001, 2002 and 2003. Per unit amounts are based on a weighted average of 8,914 units.
(8)
Includes properties either Partially Owned or sold during the period, commercial space and condominium conversions.

EQUITY RESIDENTIAL

Maintenance Expenses and Capitalized Improvements to Real Estate
For the Year Ended December 31, 2002
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate						Total Expenditures
	Total Units (1)	Expense (2)	Avg. Per Unit	Payroll (3)	Avg. Per Unit	Total	Avg. Per Unit	Replacements (4)	Avg. Per Unit	Building Improvements (5)	Avg. Per Unit	Total	Avg. Per Unit	Grand Total	Avg. Per Unit
Established Properties(6)	171,913	$88,040	$512	$77,526	$451	$165,566	$963	$49,903	$290	$65,985	$384	$115,888	$674	$281,454	$1,637
New Acquisition Properties(7)	22,146	10,550	541	9,598	493	20,148	1,034	5,542	285	8,691	446	14,233	731	34,381	1,765
Other(8)	7,758	11,249		8,274		19,523		5,787		20,868		26,655		46,178

Total	201,817	$109,839		$95,398		$205,237		$61,232		$95,544		$156,776		$362,013

(1)
Total units exclude 21,774 unconsolidated units.
(2)
Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.
(3)
Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.
(4)
Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.
(5)
Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.
(6)
Wholly Owned Properties acquired prior to January 1, 2000.
(7)
Wholly Owned Properties acquired during 2000, 2001 and 2002. Per unit amounts are based on a weighted average of 19,478 units.
(8)
Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $9.1 million included in building improvements spent on six specific assets related to major renovations and repositioning of these assets.

EQUITY RESIDENTIAL

        As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.

2003 Earnings Guidance (per share diluted)

	Q2	YEAR
Expected EPS(1)	$0.23 to $0.24	$1.09 to $1.24
Add: Expected depreciation expense	0.41	1.64
Less: Expected net gain on sales(1)	(0.08)	(0.48)

Expected FFO(2)	$0.56 to $0.57	$2.25 to $2.40

2003 Same-Store Operating Assumptions

Physical Occupancy	93.0%
Revenue change	(3.5)% to (1.2)%
Expense change	2.8% to 5.2%
NOI change	(9.2)% to (3.7)%
Dispositions	$700 million

(1)
Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual results could differ materially from expected EPS.

(2)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

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  Exhibit 99.1